Exhibit 10.20

CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EQUIPMENT PURCHASE AGREEMENT

This Equipment Purchase Agreement (this “Agreement”) is executed on the dates set forth below, but effective as of July 8, 2011 between Hub City Industries, L.L.C. (hereinafter “HCI”), a Louisiana limited liability company whose mailing address for purposes hereof is 500 Dover Blvd., Suite 100, Lafayette, Louisiana 70503, and Marine Turbine Technologies, L.L.C., (hereinafter “MTT”), a Louisiana limited liability company whose mailing address for purposes hereof is 298 Louisiana Road, Franklin, Louisiana 70538 (also sometimes referred to as the “parties”).

Recitals

Ted Lee McIntyre, II (“McIntyre”) invented an oil field turbine stimulation pump that utilizes the split shaft turbine or free turbine to control the flow rate and fluid pressure during oilfield pumping operations (the “Invention”).

McIntyre owns or controls MTT and effective January 1, 2006, McIntyre entered into an exclusive license agreement with MTT (the “MTT License”), wherein McIntyre granted MTT an exclusive license to make, have made, use, offer for sale, and sell the Invention.

MTT utilizes turbine engines in connection with the Invention. For the purposes of this Agreement, “TURBINE ENGINES” means and refers to any turbine driven engine that MTT acquires and uses in conjunction with the Invention pursuant to its exclusive license under the MTT License, for use in the Well Service Business (defined herein) along with certain accessory equipment. For purposes hereof “accessory equipment” means the following equipment, either provided or assembled by MTT and which is included as part of or as an accessory to the Turbine Engines supplied by MTT under this Agreement; engine seal and gasket kits, N1 Tach generator, Kevlar blankets, brake kits, N 1 accessory drive pad, turbine charging system and batteries, intake screens, starter generator, couplings, exhaust tail pipes with ceramic insulation blanket , mechanical engine instrument package. Turbine Engines also refers to supportive maintenance manuals and the introductory training for the operation thereof, as well as any modified or improved version of such original version.

MTT currently has [***] Turbine Engines in its possession, and MTT will sell to HCI, and HCI will purchase these [***] Turbine Engines for the sum of [***] each. MTT previously sold [***] Turbine Engines to HCI for the sum of [***] each. These 35 Turbine Engines will be referred to as the Initial Turbine Engines.

Additionally, MTT will locate at least [***] additional Turbine Engines (the “Subsequent Turbine Engines”), and HCI will acquire the Subsequent Turbine Engines at the acquisition cost of the Subsequent Turbine Engines.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Prior to the effective date of this Agreement, HCI owed certain amounts to MTT, including but not limited to invoiced and un-invoiced amounts owed for services, labor, material and equipment provided by MTT to HCI (collectively the “MTT Services”).

In further consideration for the sale of the Turbine Engines and in consideration of the rights and advantages flowing to the parties as a result thereof, HCI desires to set-off, waive, relieve and release MTT from the HCI Loans and any obligations, liabilities or debts owed by MTT to HCI prior to the effective date of this Agreement.

In addition, as a result of HCI’s execution of this Agreement, MTT desires to set-off, waive, relieve and release HCI from the MTT Services and any obligations, liabilities or debts owed by HCI to MTT prior to the effective date of this Agreement.

HCI and MTT desire to enter into an agreement, upon the terms and conditions set forth below.

Agreement

In consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree as follows:

1. Purchase of Turbine Engines.

1.1 Initial Turbine Engines. The parties acknowledge that the first five Initial Turbine Engines were sold to and purchased by HCI in June 2011. MTT acknowledges receipt of full payment for these first [***] Initial Turbine Engines.

MTT hereby agrees to sell to HCI, and HCI hereby agrees to purchase from MTT, the next thirty Initial Turbine Engines for the sum of [***] each. The purchase price is comprised of the core turbine engine and for the accessory equipment, supplies, materials and labor for MTT to assemble the Turbine Engines and accessory equipment. HCI and MTT shall agree to a production schedule per month commencing August 1, 2011. The schedule may be amended by the parties. Upon agreement of the monthly schedule, HCI shall pay a deposit on the 1st day of the month in the amount of [***] per Initial Turbine Engine to be produced that month in accordance with the production schedule. On the 15th day of the month MTT shall invoice HCI for any Initial Turbine Engines then completed and HCI shall pay the balance owed, within 2 business days of invoicing. At the end of the month MTT shall invoice HCI for any Initial Turbine Engines then completed and HCI shall pay the balance owed, within 2 business days of invoicing. In the event that HCI receives high yield bond funding, HCI shall pay to MTT the full amount owed for any remaining Initial Turbine Engines.

The parties acknowledge that as additional consideration and purchase price for the Initial Turbine Engines, HCI does hereby set-off, waive, relieve and release MTT from the HCI Loans and any and all obligations, liabilities or debts, of whatever nature or kind and whether known or unknown, which were incurred, originated, existed or accrued prior to the effective date of this Agreement. HCI shall deliver to MTT, within five (5) days of the execution of this Agreement, any originally executed notes marked “satisfied”.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.2 Subsequent Turbine Engines. MTT hereby agrees to locate and HCI shall acquire the Subsequent Turbine Engines beginning on the effective date of this Agreement. MTT will make available to HCI, at least [***] Subsequent Turbine Engines each month, beginning September 1, 2011. HCI will buy the Subsequent Turbine Engines as completed. Upon locating each Subsequent Turbine Engine with the accessory equipment, and subject to HCI’s approval of the acquisition of each Subsequent Turbine Engine, HCI will pay directly to the third party vendor, any deposit, progress or final payment to acquire the Subsequent Turbine Engine with accessory equipment.

1.3 HCI Rejection of Subsequent Turbine Engines. MTT shall notify HCI in writing (the “Initial Notice”) of the need for HCI’s approval of the proposed acquisition of a Subsequent Turbine Engine(s). HCI shall have five (5) business days from receipt of the Initial Notice to approve the proposed acquisition. In the event HCI desires to approve the proposed acquisition, it shall provide MTT with written notice of its approval, within five (5) business days of the receipt of the Initial Notice from MTT, in which case the acquisition of the Subsequent Turbine Engine(s) in question shall proceed as provided in the foregoing paragraph. In the event that HCI fails to respond to an Initial Notice or fails to timely respond to an Initial Notice, HCI shall be deemed to have rejected that particular proposed acquisition of Subsequent Turbine Engines, and thereafter MTT shall be free, at its own cost and expense, to acquire, sell, transfer, lease and/or alienate the same, all for its own benefit and free of any obligation or restriction under this Agreement.

2. Right to License and Purchase.

In connection with the sale of the Turbine Engines to HCI, MTT hereby grants to HCI the exclusive license and right to purchase Turbine Engines from MTT and to operate, and utilize the Turbine Engines for use in HCI’s Well Service Business, and to resell, lease, and rent the Turbine Engines to third parties. The Well Service Business use restriction shall apply to any party which acquires rights in and to any Turbine Engines by or through HCI. Any Turbine Engines previously purchased by HCI from MTT will also be subject to the terms, conditions and restrictions contained in this Agreement. For the purposes of this Agreement, Well Service Business shall mean only procedures or services performed down hole in oil and gas wells such as: pump down work, cementing services, acidizing and chemical pumping, fracturing services, gravel packing and sand control services, coiled tubing, nitrogen pumping services, wireline, turbine testing and handling, and rig work including well services and plug and abandonment.

This Agreement does not give HCI any rights of ownership in the Invention, or any patents, trademarks, or other intellectual property of MTT. If this Agreement expires by its own terms or is terminated for any reason, HCI will nonetheless have the right to continue to operate and utilize, in the Well Service Business, all Turbine Engines and other equipment already purchased from MTT, whether under this Agreement or otherwise including the right to maintain, repair and/or refurbish all such Turbine Engines, and to resell, lease, and rent the Turbine Engines to third parties provided the use is restricted to the Well Service Business.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

HCI hereby agrees that MTT will be the exclusive supplier to HCI of Turbine Engines. MTT will provide HCI during the term of this Agreement and thereafter with parts or component parts for use with Turbine Engines on an exclusive basis.

3. Covenants of MTT.

MTT covenants as follows:

(a) Subject to the reasonable commercial availability of turbines and accessory equipment, MTT will supply HCI with two hundred Turbine Engines (the [***] Initial Turbine Engines, and the [***] Subsequent Turbine Engines).

(b) MTT will hold the exclusive license granted by McIntyre and acquired by MTT from the owner, designer and inventor. MTT will design and assemble Turbine Engines and the accessory equipment for HCI under this Agreement.

(c) MTT hereby warrants and represents that it is authorized to enter into this Agreement and to grant the rights to HCI as set forth in this Agreement.

4. Covenants of HCI.

HCI covenants as follows:

(a) HCI will during the term of this Agreement purchase from MTT the [***] Initial Turbine Engines, and, subject to HCI’s approval, the [***] Subsequent Turbine Engines. A purchase will be deemed to be made on the date when payment in full (or the final payment if payments are made in stages or installments) is received by MTT.

(b) HCI acknowledges and agrees that the rights to the turbine technology used to design and assemble the Turbine Engines and any other technology utilized in designing and assembling the Turbine Engines is owned by MTT.

(c) HCI hereby warrants and represents that it is authorized to enter into this Agreement.

5. Initial Term.

This agreement will begin and is effective on the 1st day of July, 2011, and will end on June 30, 2014, subject to the following:

(a) In the event that this Agreement expires by its own terms or is terminated for any reason, including as a result of a breach or default by a party hereto, then no party will have any past, present or future obligation, liability, or debt to any other party under this

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Agreement, except for the following obligation, liability or debt which will survive termination (i) the obligation of HCI to pay any amounts owed to MTT for Turbine Engines which was ordered, sold, supplied, provided and/or delivered prior to termination, including any amounts owned for accessory equipment and any labor, services or materials performed in connection therewith, (ii) any insurance and indemnity obligations of HCI or MTT provided for in this Agreement (iii) the obligations of MTT to fulfill all warranties provided by MTT for Turbine Engines and other equipment sold, supplied, provided, or delivered to HCI pursuant to this Agreement, (iv) the obligation of MTT to provide parts and components to repair Turbine Engines purchased from MTT.

(b) If this Agreement terminates for any reason, HCI will nonetheless continue to own all Turbine Engines and other equipment already purchased from MTT, and HCI will have the right to continue to operate, and utilize (including the right to maintain, repair and/or refurbish) all such Turbine Engines and other equipment for use in HCI’s Well Service Business only.

6. Inspection.

HCI may have a representative present at any final acceptance test of an Initial Turbine Engine at MTT’s facility. Upon a successful test, the Turbine Engine will be deemed to have been accepted and payment due FOB MTT, within 2 business days. In the event that HCI identifies any non-conforming items post sale, those items shall be handled under the terms of the MTT warranty. If any Subsequent Turbine Engine is not delivered with certification of an acceptable test by the third party supplying such Subsequent Turbine Engine, then MTT will perform the above referenced test, and HCI will have the right to have a representative present for same.

7. Termination.

This Agreement will be subject to termination prior to the expiration of the term set forth above as follows:

(a) If HCI is in default of any payment due to MTT for a period of thirty (30) days or, if HCI defaults in performing any of the other terms of this Agreement and continues in default for a period of thirty (30) days after written notice thereof, then MTT may terminate this Agreement upon notice of HCI at least thirty (30) days before the time such termination is to take place. If MTT is in default of any payment due HCI for a period of thirty (30) days, or if MTT defaults in performing any of the terms of this Agreement and continued in default for a period of thirty (30) days after written notice thereof, then HCI may terminate this Agreement upon notice to MTT at least thirty (30) days before the time such termination is to take place.

(b) the parties reserve the right at any time during the life of this Agreement to terminate this Agreement in their absolute discretion on 60 days’ notice in the event that,

(i)	another party becomes insolvent; or

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii) any voluntary or involuntary petition in bankruptcy or for corporate reorganization or for any similar relief is filed by or against another party and, in the vase of an involuntary petition, such petition is not dismissed within 90 days after such filing; or

(iii) a liquidation proceeding is commenced by or against another party, and, in the case of an involuntary proceeding, such proceeding is not dismissed within 90 days after commencement thereof.

8. Warranty and Maintenance.

MTT will provide to HCI a warranty and a written operation procedures and maintenance schedule with respect to each Turbine Engine sold by MTT to HCI. Each individual component part of a Turbine Engine or accessory equipment which is manufactured by a third party manufacturer will be covered by such warranties as are provided by said third party manufacturer.

During the term of this Agreement, MTT shall maintain, service and repair all of HCI’s Turbine Engines and all related and accessory equipment. MTT shall be the exclusive provider of the foregoing to HCI. MTT shall be compensated at market rates on a time and materials basis, but only for the maintenance, service, and repair that falls outside of the MTT warranty contained in the above paragraph of this Section 8. HCI shall pay MTT the amounts owed upon receipt of invoice.

9. Insurance and indemnification.

HCI will at all times maintain in full force and effect, for the benefit of itself (and naming MTT as additional insureds thereon), general liability insurance coverage on its operations, including broad form vendors’ coverage and product liability insurance. Said insurance will be in an amount of not less than Ten Million Dollars ($10,000,000.00) for each accident or occurrence, with an insurance company which has a rating of not less than “A-Class VII” in the Best Insurance Guide and which will be satisfactory to MTT. At the inception of this Agreement and annually thereafter, HCI will furnish MTT with a certificate of insurance evidencing that it has such insurance coverage in force. Such insurance policy will provide the insurance will not be cancelled or materially modified except upon thirty (30) days’ prior written notice to MTT.

10. Suspension of Performance-Events beyond control of parties.

Consequences, direct or indirect, of fires, storm, war, shortages of turbines and accessory equipment and failure of supply of raw materials will suspend performance hereunder to the extent by which performance has been prevented by said consequences. On removal of the cause of such interruption, performance will continue at the rate specified herein. The foregoing will not apply to any payment obligation of a party hereunder.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11. Risk of Loss.

Risk of Loss of each Turbine Engine will pass to HCI on the date of written notice of completion given by MTT to HCI.

12. Assignment.

Subject to the provisions of paragraph 14, this Agreement cannot be assigned or performance of the duties herein delegated without the express written consent of the parties hereto.

13. Amendments; Waivers.

No provision of this Agreement may be terminated, amended, supplemented, waived or modified other than by any instrument in writing signed b the party against whom enforcement of the termination, amendment, supplement, waiver or modification is sought.

14. Assignment to Newco.

a.	After HCI has purchased the [***] Initial Engines under this Agreement, then MTT shall assign to Newco, MTT’s rights and obligations under this Agreement without further consideration. Upon such assignment and assumption HCI shall release and relieve MTT from any obligations under this Agreement, those obligations to be assumed and transferred to Newco.

b.	In the event of an assignment and assumption by Newco of MTT’s rights and obligations under this paragraph 14, and in the further event that HCI rejects a particular proposed acquisition of Subsequent Turbine Engines under paragraph 1.3 and Newco does not then acquire the same (as provided in paragraph 1.3), then and in that event, MTT shall be free, at its own cost and expense, to acquire, sell, transfer, lease and/or alienate the same, all for its own benefit and for any use or purpose whatsoever (including in the Well Service Business in conjunction with the Invention), free of any obligation or restriction under this Agreement.

15. Governing Law.

This Agreement will be governed by and construed in accordance with the internal laws, and not the laws pertaining to choice or conflicts of law, of the State of Louisiana.

16. Complete Agreement.

This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and, except as provided herein supersedes all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings. The parties are not relying on any inducement whatsoever other than that represented by this Agreement in executing and delivering this Agreement.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

17. Interpretation.

The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

18. Severability.

Any provision of this agreement which his invalid, illegal or unenforceable in any jurisdiction, will be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal or unenforceable term is not vital to achieve a material commercial result intended by the parties.

19. Approvals and Similar Actions.

Where agreement, approval, acceptance, consent or similar action by a party is required by any provision of this Agreement, such action will not be unreasonably delayed or withheld.

20. Attorney’s Fees.

HCI will pay to MTT all reasonable attorney’s fees and expenses and all other costs and expenses that may be incurred by MTT in defending or enforcing any of the obligations of HCI under this Agreement or otherwise by reason of HCI’s default or failure to perform any of its obligations hereunder. MTT will pay to HCI all reasonable attorney’s fees and expenses and all other costs and expenses that may be incurred by HCI in defending or enforcing any of the obligations of HCI under this Agreement or otherwise by reason of MTT’s default or failure to perform any of its obligations hereunder.

21. Notices.

Any notices required to be given will be deemed sufficiently give if sent by certified or registered mail, postage prepaid, addressed as follows:

If to Hub City Industries, L.L.C.

Earl Blackwell, CFO

Hub City Industries, L.L.C.

500 Dover Blvd. Suite 100

Lafayette, LA 70503

A copy to :

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Frank S. Slavich, III

Babineaux, Poché, Anthony & Slavich, LLC

1201 Camellia Blvd. Ste. 300

Lafayette, LA 70508

If Marine Turbine Technologies, L.L.C.

Attn: Ted Lee McIntyre, II

298 Louisiana Road

Franklin, LA 70538-7607

A copy to:

Craig A. Ryan

298 Louisiana Road

Franklin, LA 70538-7607

22. Multiple Counterparts.

This Agreement may be executed in multiple counterparts, and by use of counterparts signature pages, but all such counterparts will constitute but one and the same agreement. Signature pages bearing facsimile signatures will be effective for purposes of binding the parties to this Agreement.

23. Termination of MTT/TST Agreement.

MTT and Turbine Stimulation Technologies, LLC (TST) (now known as Turbine Technologies of Louisiana, LLC) entered into a License and Equipment Purchase Agreement effective January 1, 2009 (the “MTT/TST Agreement”), wherein MTT granted to TST the exclusive right and license to purchase, operate, lease, rent, market, sell and use TDE (as defined therein). HCI and TST are now under common ownership and desire to cancel and terminate the MTT/TST Agreement and MTT is agreeable to said cancellation, all in consideration for the execution of this Agreement. As such, upon the execution of this Agreement, the MTT/TST Agreement shall be terminated, with the parties acknowledging and agreeing that they shall have no past, present or future obligation, liability or debt to each other thereunder, and to the extent necessary, the parties do hereby expressly relieve and release each other from any and all past, present or future obligation, liability or debt thereunder; provided however, the following obligations under the MTT/TST Agreement shall survive the termination and shall not be released: (i) the respective obligations of the parties regarding any confidentiality and non-disclosure agreements executed by and/or required to be executed by and between the parties (or their employees and/or agents), (ii) any insurance and indemnity obligations, and (iii) the operation and use restriction and/or obligation to utilize TDE in the Well Service Business only. TST appears herein as intervener to acknowledge and agree to the provisions of this paragraph 23.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

24. Termination of TST/HCI/MTT Agreement.

MTT and HCI and TST entered into that certain Equipment Purchase Agreement effective January 1, 2009 (the “TST/HCI/MTT Agreement”), wherein MTT and TST granted to HCI the right and license to purchase, operate and use TDE utilizing the Invention. HCI and TST are now under common ownership and desire to cancel and terminate the TST/HCI/MTT Agreement and MTT is agreeable to said cancellation, in consideration for the execution of this Agreement. As such, upon the execution of this Agreement, the TST/HCI/MTT Agreement shall be terminated, with the parties acknowledging and agreeing that they shall have no past, present or future obligation, liability or debt to each other thereunder, and to the extent necessary, the parties do hereby expressly relieve and release each other from any and all past, present or future obligation, liability or debt thereunder; provided however, the following obligations under the TST/HCI/MTT Agreement shall survive the termination and shall not be released: (i) the respective obligations of the parties regarding any confidentiality and non-disclosure agreements executed by and/or required to be executed by and between the parties (or their employees and/or agents), (ii) any insurance and indemnity obligations, and (iii) the operation and use restriction and/or obligations to utilize TDE in the Well Service Business only. TST appears herein as intervener to acknowledge and agree to the provisions of this paragraph 24.

25. MTT Release of HCI

In consideration for the agreements of HCI contained herein, MTT does hereby set-off, waive, relieve and release HCI from the MTT Services and any and all obligations, liabilities or debts, of whatever nature or kind and whether known or unknown, which were incurred, originated, existed or accrued prior to the effective date of the Equipment Agreement.

(The remainder of this page was intentionally left blank).

(Signatures appear on the following page).

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates reflected beneath their signatures.

WITNESSES	HUB CITY INDUSTRIES, L.L.C.

/s/ Earl J. Blackwell	BY:	/s/ Michel B. Moreno
Printed name: Earl J. Blackwell		Michel B. Moreno, CEO

Dated: 9/23, 2011

/s/ Charles R. Caswell
Printed name: Charles R. Caswell

WITNESSES	TURBINE STIMULATION TECHNOLOGIES, LLC (now known as Turbine Technologies of Louisiana, L.L.C.)

/s/ Earl J. Blackwell	BY:	/s/ Michel B. Moreno
Printed name: Earl J. Blackwell		Michel B. Moreno, CEO

Dated: 9/23, 2011

/s/ Charles R. Caswell
Printed name: Charles R. Caswell

WITNESSES	MARINE TURBINE TECHNOLOGIES, L.L.C.

/s/ April Del cambre	BY:	/s/ Craig A Ryan
Printed name: April Del cambre		Craig A Ryan, In House Counsel

Dated: 7/8, 2011

/s/ Jeff Stary
Printed name: Jeff Stary

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.